Exhibit 10.12

SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of January 30, 2020 (the “Effective Date”) by and between KRE JAG ONE UPLAND VENTURE LLC, a Delaware limited liability company (“Seller”) and CC ONE UPLAND, LLC, a Delaware limited liability company (“Buyer”).

RECITALS:

A.    Seller and Buyer entered into that certain Membership Interest Purchase and Sale Agreement, dated as of January 3, 2020, as amended by that certain First Amendment to Membership Interest Purchase and Sale Agreement (the “First Amendment”), dated as of January 24, 2020 (collectively, as the same may be further amended, supplemented and/or modified from time to time, the “Purchase Agreement”), with respect to the purchase and sale of one hundred percent (100%) of the Interests of KRE JAG One Upland Owner LLC, a Delaware limited liability company, as more particularly described in the Purchase Agreement.

B.    The Due Diligence Period set forth in Purchase Agreement is set to expire at 5:00 p.m. Pacific time, on January 30, 2020.

C.    The parties hereto desire to extend the Due Diligence Period solely with respect to the Extended Diligence Matters (as hereinafter defined) to February 7, 2020.

D.    Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth in this Amendment.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Defined Terms. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.    Due Diligence Period. Pursuant to Section 2 of the First Amendment, the Due Diligence Period is set to expire on 5:00 p.m (Pacific Time) on January 30, 2020. Notwithstanding the foregoing, Buyer has requested an extension of the Due Diligence Period solely as it relates to Buyer’s further investigation of (i) the Town of Norwood’s proposed installation of a traffic stop light located at or near the Property, and the costs associated therewith, (ii) the requirements of, and Seller’s or Property Owner’s compliance with, that certain First Amended and Restated Chapter 40B Regulatory and Affordable Housing Agreement for Limited Dividend Organizations (the “Regulatory Agreement”), dated as of October 25, 2017, recorded in the Norfolk County Registry of Deeds on October 26, 2017, Book 35548, Page 201, as Instrument No. 102166, and (iii) Seller’s or Property Owner’s compliance with that certain Order of Conditions of Massachusetts Department of Environmental Protection (collectively, the “Extended Diligence Matters”). Accordingly, the parties hereto agree that the Due Diligence Period under the Purchase Agreement shall be extended solely as it pertains to the Extended Diligence Matters until 5:00 p.m. (Pacific Time) on February 7, 2020, and that Buyer, by its execution hereof, hereby waives any and all rights to terminate the Purchase Agreement pursuant to Section 2.5 thereof as to all matters other than the Extended Diligence Matters.

3.    Contact with Governmental Authorities. In connection with Buyer’s diligence investigations pertaining to the Regulatory Agreement, Seller hereby consents to Buyer contacting the counterparty to the Regulatory Agreement; provided, however, that Buyer shall first provide at least 24 hours’ prior notice of any such planned communication to Seller (which notice may be provided by electronic mail) in order to afford Seller (or Seller’s agent) the opportunity to participate in any communications with such counterparty.

4.    Additional Buyer Closing Conditions. Notwithstanding anything to the contrary contained in the Purchase Agreement, in addition to such other conditions to Closing as more particularly described in the Purchase Agreement, it shall be a condition to Closing benefitting Buyer that on or prior to the Closing Date Seller shall have delivered a copy of the notice required pursuant to Section 10(b) of the Regulatory Agreement (the “Transfer Notice”), along with evidence of the date on which the same was delivered thereunder.

5.    Closing Date. Notwithstanding anything to the contrary contained in the Purchase Agreement, the Closing Date shall occur thirty one (31) days following the date in which Seller delivered the Transfer Notice or on such earlier date as Buyer and Seller may mutually agree; subject to an extension of fourteen (14) days upon (i) written notice and (ii) payment of the Extension Deposit from Buyer to Seller delivered no later than the two (2) business days prior to the then scheduled Closing Date.

6.    Full Force and Effect. Except as expressly modified by this Amendment, the Purchase Agreement shall remain in full force and effect.

7.    Counterparts. This Amendment may be executed in two or more fully or partially executed counterparts (including PDF), each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the day and year first above written.

SELLER:	KRE JAG ONE UPLAND VENTURE LLC,
a Delaware limited liability company

	By:	/s/ Michael Friedland
	Name:	Michael Friedland
	Title:	Vice President

[Signature Page – Second Amendment to Membership Interest Purchase and Sale Agreement]

BUYER:	CC ONE UPLAND, LLC,
a Delaware limited liability company

	By:	Cottonwood Communities O.P., LP,
a Delaware limited liability company, its Sole Member

		By:	Cottonwood Communities, Inc.,
a Maryland corporation, its General Partner

			By:	/s/ Enzio A. Cassinis
			Name:	Enzio A. Cassinis
			Title:	CEO and President

[Signature Page – Second Amendment to Membership Interest Purchase and Sale Agreement]